Exhibit 10.1

CXJ GROUP CO., LIMITED (“ECXJ” or the “Company”)

Option Incentive Plan for the Year of 2021 (the “Plan”)

1.	Purposes of the Plan. The purposes of this Plan are to attract and retain the best available Employees and Business Partners for positions of substantial responsibility, to provide additional incentive to the forgoing to promote the success of the Company’s business. The Plan hereby permits the award or grant of Incentive Stock Options.

2.	Participants. This Plan is designed for all Employees and Authorized Stores all over the world (the “Authorized Stores”) of “ECXJ Auto Club”. Brand names mainly refer to “Chejiangling Authorized Stores”, “Chejiangling E-Store” and “Lighting Lion E-Store” within the jurisdiction of People’s Republic of China. Brand names mainly refer to “ECXJ Authorized Stores” with the total number of no more than 3000 within the jurisdiction outside of People’s Republic of China.

3.	Definitions. As used herein, the following definitions will apply:

“Administrator” means the Board or any of its Committees as will be administering the Plan.

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options.

“Options Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i) Any “person” becomes the “beneficial owner”, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; provided however, that for purposes of this subsection any acquisition of securities directly from the Company shall not constitute a Change in Control; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors.

(iv) The consummation of a merger or consolidation of the Company with any other corporation.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board.

“Common Stock” means the common stock of the Company.

“Company” means CXJ GROUP CO., LIMITED, a Nevada corporation, or any successor thereto.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

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(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

“Fiscal Year” means the fiscal year of the Company.

“Grant Date” means the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

“Option” means a NSO (Non-statutory Stock Option) granted pursuant to the Plan. The Participant of the Plan shall be the non-US citizen. The Administrator shall arrange separately in the event of any US citizen’s intention to participate in the Plan.

“Optioned Stock or Optioned Shares or Incentive Stock Options” means the Common Stock subject to an Award under the Plan.

“Parent” means a “parent corporation,” whether now or hereafter existing.

“Participant” means the holder of an outstanding Award.

“Plan” means this Equity Incentive Plan.

“Share” means a share of the Common Stock.

“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing.

4.	Shares Subject to the Plan.

(a)	Shares Subject to the Plan. The maximum aggregate number of Shares that may be issued under the Plan under the Plan is 50,000,000 Shares.

(b)	Lapsed Awards. If an Award expires or becomes un-exercisable without having been exercised in full or, with respect to Options, is forfeited in whole or in part to the Company, the unpurchased Shares which were subject to the Award will become available for future grant or sale under the Plan (unless the Plan has terminated).

(c)	Limitations. Not more than an aggregate of 50,000,000 Shares shall be available for issuance pursuant to grants of Optioned Stock under the Plan.

(d)	Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

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5.	Administration of the Plan.

(a)	Procedure. The Plan shall be administered by the Board or a committee or committees (including subcommittees) appointed by, and consisting of two or more members of, the Board. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Plan Administrator deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with Applicable Laws, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible employees within the limits prescribed by the Board.

(b)	Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including the right to construe disputed or doubtful Plan and Award provisions;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(viii) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14;

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(ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(x) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards. Any decision or action taken or to be taken by the Administrator, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be final, binding and conclusive upon the Company, all Participants and any person claiming under or through any Participant.

6.	Stock Options.

(a) Grants. Subject to the terms and provisions of the Plan, Options may be granted to Service Providers at any time as determined by the Administrator in its sole discretion.

(b) Limitations. Each Option will be designated in the Award Agreement as an NSO. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted in the Options Award Agreement.

(c) Exercise Price. The Option is granted at the Exercise Price defined by 6(i) and 6(j) of this Plan, which is only for the year of 2021 and the total amount of the Plan shall not exceed 50,000,000 shares. After the aforementioned period or amount, the Exercise Price of each share shall not be lower than one hundred and ten percent (110%) of the fair market price of the shares on the grant date.

(d) Term of Options. The term of each Option will be stated in the Options Award Agreement. Unless terminated sooner in accordance with the remaining provisions of this Plan.

(e) Exercise Date. Each Award Agreement shall specify how and when shares covered by a Stock Option may be purchased. The Award Agreement may specify waiting periods, the dates on which Options become exercisable or “vested” and, subject to the termination provisions of this section, exercise periods. The Administrator may accelerate the exercisability of any Option or portion thereof.

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(f) Exercise of Option. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan (together with an applicable withholding taxes). Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.

(g) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) any combination of the foregoing methods of payment; or

(iv) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(h) Termination of Options. An Option may terminate prior to the end of the term specified in an Award Agreement as follows:

(i) Termination of Relationship as a Service Provider. If a Participant ceases to be an Employee or Business Partner with regard to the labor relation or commercial relation. Unless otherwise provided by the Administrator, if on or after the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and revert to the Plan.

(ii) Disability of Participant. If a Participant ceases to be an Employee as a result of the Participant’s Disability. Unless otherwise provided by the Administrator, if on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and revert to the Plan.

(iii) Death of Participant. If a Participant dies while an Employee, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will be forfeited and revert to the Plan.

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(i) For any Employees, Options shall be granted in accordance with below:

Assessment Period: From March 15, 2021 to March 14, 2022

No.	Position Level	Number of Exercisable Shares	Exercise Price (USD)
1	M2	10000*(100+Q) % shares	0.1/share
2	M3	15000*(100+Q) % shares	0.1/share
3	M4	20000*(100+Q) % shares	0.1/share
4	M5	25000*(100+Q) % shares	0.1/share
5	M6	40000*(100+Q) % shares	0.1/share
6	M7	55000*(100+Q) % shares	0.1/share
7	M8	70,000 * (100+Q) % shares	0.1/share
8	M9	75000*(100+Q) % shares	0.1/share
9	>=M10	100,000 * (100+Q) % shares	0.1/share

Remarks: Q refers to a floating assessment coefficient, and the detailed assessment rules are as follows:

Indicator T for the Length of Service:

Length of Service	≤1 year	1 to 2 years (inclusive)	2 to 3 years (inclusive)	> 3 years
Grade	5	10	15	20

Indicator S1 for the Performance: (targeted for business units of the Company only)

Performance	Excellent	Good	Common	Pass
Grade	20	15	10	5

Scoring Basis:

A.	Pass: only performance of 3 to 5 months has been qualified and recognized, or the percentage of performance met is significantly lower than that of other team members;
B.	Common: performance of 6 to 9 months has been qualified and recognized;
C.	Good: performance of the Assessment period has been qualified and recognized;
D.	Excellent: the percentage of performance met during the Assessment Period has exceeded 120%.

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Indicator S2 for the Contribution Value (Rated by CEO at each month): (targeted for other units except for business units of the Company)

Contribution Degree	Special Contribution	Important Contribution	Great Contribution	Common Contribution
Grade	20	15	10	5

A.	Common Contribution: who has abided by the Company’s rules and regulations and have not imposed any negative impact to other colleagues, who is basically competent for work assigned by the management.
B.	Great Contribution: who has the good conduct, exemplary compliance with the Company’s rules and regulations, to conform to disciplines and procedures, who has the abilities to take the lead and has the courage to take responsibility for tough projects.
C.	Important Contribution: who has extremely dedicated to work and has team spirit, who can help create significant expansion or innovation in main projects.
D.	Special Contribution: in the event of an extraordinary incident, who can promptly take the initiative to rescue and put the collective interests as first priority, who can save cost to a large extent and is capable to improve the benefit and improve the operation efficiency of the Company.

The floating assessment coefficient of employees of business units of the Company: Q=T+S1

The floating assessment coefficient of employees of other units except for business units of the Company: Q=T+S2

Remarks:

1. The lock-up period for any employee’s options granted under the Plan shall be 18 months. And the exercise period is 36 months (i.e., 3 years), and the proportion for each year within this 36-month exercise period is respectively 30%, 30% and 40%.

2. During the 36-month exercise period, any employee who has been grated the Options but voluntarily quitted or been dismissed by the Company due to any violation of relevant rules or regulations of the Company shall be then deemed to have given up his or her Options.

3. During the 36-month exercise period, all employees who have been granted the Options must abide by all provisions of the Company’s Handbook for Employees and shall not harm on any interests of the Company.

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(j) For any Business Partners, Options shall be granted in accordance with below:

Period (every three month)	Performance Criteria (RMB)	Incentive Options for Authorized Stores		Exercise Price (USD)
2021.3.15-2021.6.14	￥200,000	For Top 20 of Performance	Others	$0.2/share
		50,000 shares	20,000 shares
2021.6.15-2021.9.14	￥250,000	For Top 20 of Performance	Others	$0.5/share
		75,000 shares	30,000 shares
2021.9.15-2021.12.14	￥250,000	For Top 20 of Performance	Others	$1.0/share
		75,000 shares	30,000 shares
2021.12.15-2022.3.14	￥1,000,000	For Top 20 of Performance	Others	$2.0/share
		100,000 shares	50,000 shares

Remarks:

1) Any Authorized Store (or the “beneficiary”) can participate in the Plan and shall be deemed qualified to obtain pro rata options if its performance of each period has reached or exceeded ￥120,000.

2) The Authorized Store shall be deemed unqualified to obtain pro rata options if its performance of each period is less than￥120,000 but still can remain the qualification from next period onwards if conditions met.

3) The options awarded for any Authorized Store in each period shall not exceed the total number of options in such period.

4) Any Authorized Store that has been qualified to obtain the options shall also complete the marketing expansion performance, i.e., promoting the “Lightning Lion” Auto Parts Procurement Platform (the “Platform”) in its respective region, and the number of its real name registered auto service stores shall be no less than 15 each month from the second quarter onwards. For each excess of 10 orders on the Platform, 100 shares as options shall be added as additional award.

5) The Board of Directors separately sets up a pool of 1,000,000 shares to award any marketing teams or individuals with outstanding performance.

6) The performance assessment of the Plan for any Authorized Stores, Star-Rated Stores and the management team of regional business divisions is as follows:

a. the total amount of purchasing orders for ECXJ Tail Gas Cleaner from Longkou Xianganfu Trading Co., Ltd. Shall be not higher than 60%;

b. when promoting the “Lightning Lion” Auto Parts Procurement Platform in its respective region, the number of its real name registered auto service stores shall be 100 or over 100, and the total amount of purchasing orders from the Platform shall be no less than 40% from 2021.3.15 to 2021.12.14.

7) The lock-up period (the “lock-up period”) for the foregoing options is 18 months. And the exercise period (the “exercise period”) is 36 months.

a. during the 36 months exercise period, any Authorized Store that has been awarded the options shall still be required to achieve its guaranteed performance standard of purchasing auto parts, worth no less than￥8,000 as the basis, from Hangzhou headquarters, for each month. If this continuous performance has not been fulfilled for two months in a row, the number of subsequent unexercised Options shall be deemed invalid;

B. during the 36 months exercise period, any Authorized Store that has been granted the Options shall not publicize or operate illegally, and shall not suffer from tax evasion, fake and unqualified products, customer complaint, damage to the Company’s goodwill, violation of non-competition, etc. Otherwise, the number of the granted Options shall be deducted and/or the qualification of which shall be cancelled.

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7.	Leaves of Absence/Transfer Between Locations.

Unless the Administrator provides otherwise or as required by Applicable Law, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.

8.	Transferability of Awards.

Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

9.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limit in Section 3.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants.

10.	Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

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(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

11.	No Effect on Employment or Service.

Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

12.	Term of Plan.

The Plan was adopted by the Board of Directors on [ ] 2021. The Plan will terminate after five (5) years since the date it was adopted by the Board, unless sooner terminated by the Board pursuant to Section 13.

13.	Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

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14.	Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

15.	Inability to Obtain Authority.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

16.	Repricing Prohibited; Exchange and Buyout of Awards. The repricing of Options or SARs is prohibited without prior stockholder approval. The Administrator may authorize the Company, with prior stockholder approval and the consent of the respective Participants, to issue new Option or SAR Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Administrator may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Administrator and the Participant shall agree.

17.	Governing Law. The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of Nevada.

18.	Effective Date. The Plan’s effective date is the date on which it is adopted by the Board.

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